Lightning Motorcycle

We build mind-blowing, audacious electric vehicles for the real world. Lightning aims to offer superior efficiency, performance and affordability to current gasoline alternatives.



Invest

$105.60 minimum investment

DEADLINE: May 26, 2023

in a month

SHARE PRICE

$10.56

TOTAL RAISED

$70,034

VALUATION

$75,188,879

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION


• Mission-driven leadership with spirit of disruptors
• Rapidly growing market
• Tech-forward sales and service model to build world-class user experience
• Differentiated capabilities in several key technologies
• Product roadmap covers multiple product segments
• Holds world record for fastest production of electric motorcycles
(land speed record: 215.960 mph, top speed of 218.637 mph).

Electric car pioneers have disrupted the car industry and become some of the most valuable companies in the world.

We believe Lightning is the best positioned motorcycle company to be a leader in the shift to electrification.

Motorcycles are just at the beginning of the shift to electric.

With 14+ years of engineering industry leading electric vehicle technology, Lightning motorcycle plans to disrupt the motorcycle industry by providing consumers one of the world's highest performance, potentially longest, ranged, and fastest charging electric motorcycles.


LIGHTNING
LS-218
brembo



Meet Our Founder:

- Innovated modular technology architecture for electric motorcycle
- Deep knowledge in various battery technologies and pack design
- Successful previous business
- Founded Lightning Motors in 2009
- 2018 received "Charged for Innovation" award from OBIC Battery Innovation Center
- 2019 Inductee to International Green Industry Hall of Fame
- Lifelong motorcycle rider / car racer with a passion for tech

Lightning Founder
Richard Hatfield


LIGHTNING
MOTORCYCLES

"Meaningful work is work that inspires and creates a positive impact on everyone and everything. For myself and everyone at Lightning, building our products and company, not only provides us with the opportunity to be part of something bigger and better, but to contribute to progress in the relentless effort to save our planet."

- Richard Hatfield
CEO, Lightning Motorcycle

PROBLEM


CURRENT CHALLENGES
Performance should be on par with gas motorcycles
Price should be competitive with gas motorcycle
Range should be competitive with gas motorcycle
Charge time should not exceed Gas refueling stop

The widespread adoption of electric motorcycles has long been hindered by a set of core concerns.

- Performance is not on par with gas motorcycles
- Price premium over gas motorcycle
- Driving distance and range anxiety
- Extended charging time
- Limited choices

SOLUTION


Lightning's Technology Is a Solution

Over the last 14+ years, Lightning has developed proprietary technologies that were proven in competition to build production bikes using agile design and manufacturing techniques.

Lightning's technologies are designed to be capable of scaling to meet diverse segments of motorcycle categories from Superbikes, Adventure Bikes, to 250cc equivalents.

Lightning aims to change how motorcycle riders consume energy, all while elevating expectations.

Convenient. Desirable. Affordable.


LIGHTNING
MOTORCYCLES
LIGHTNING TECHNOLOGY
Fast Charging
More Power
Light Weight
speed

Leveraging proprietary technologies, Lightning manufactures products aimed to attract consumers based on a superior user experience, accessible performance, and ease of operation for new and experienced riders.

- Fast charging
- Enhanced range
- Some of the best-in-class power

FAST CHARGING

This industry leading feature not only allows for more time spent riding but along with best in class range per kw, addresses range anxiety concerns.



> "I want to thank our partner Lightning for their expertise and agility in developing state-of-the-art hardware and software solutions which enabled us to deliver this high-end, ultra-fast charging motorcycle. For the consumer, this means that riders of electric motorcycles with Enevate Technology can now ride all day alongside conventional motorcycles without being left waiting hours at the charger."
>
> - Robert A. Rango
>
> Enevate CEO

ENHANCED RANGE

- Utilizing leading edge high energy battery technology, plus Lightning's proprietary Battery Management System (BMS) and some of the best in class aero design, we aim to achieve industry leading range.
- Combined with short charge times and some of the best in class range, Lightning e-motorcycles are designed to provide a riding time experience superior to that of Internal Combustion Engine (ICE) motorcycles of similar size and class.
- Freedom to travel is more time for fun.


NEVADA
ARIZONA

SOME OF THE BEST-IN-CLASS POWER

- Proven top speed of 218 mph with 200+ HP (land speed record)
- This performance leadership technology is applied to all of Lightning's product offerings
- In addition, proprietary thermal management system results in further gain in overall battery and system efficiencies

"What really blows my mind is that the LS-218 has the performance to exceed 218 mph at Bonneville, yet at the same time it is an economical bike and enjoyable bike to ride on your daily commute?"

- Paul Thede
CEO at Race Tech, Bonneville record holder

LIGHTWEIGHT

"Weight is the enemy of motorcycles" is the mantra of Lightning engineers. Lightning designs light weight throughout the entire bike system, from lightweight battery pack structure, lightweight chassis, lightweight components, and carbon fiber fairings. With Lightning's lightweight technology and solution, our customers enjoy better handling, more range, and more acceleration.



LOWER THE TOTAL COST OF OWNERSHIP

The headaches of motorcycle ownership, such as keeping up with maintenance, can take the joy out of the ride. Lightning offers a simple, stress-free solution that can change the way you think about motorcycle ownership.

There are 15 tasks you may be able to forever check off your to-do list!

No Gas Purchase	No Clutch Replacement	Don't Need To Sync Throttle And Idle Speed	No Oil Filter Replacement	Don't Need To Lubricate Choke Cables
No Oil Change	Don't Need To Check Engine Oil	Don't Need To Adjust Valve Clearance	No Air Filter Replacement	No Timing Belt Replacement
Don't Need To Check Fuel Hoses	No Spark Plug Replacement	No Fuel Filter Replacement	Don't Need To Adjust Clutch Cables	Don't Need To Check Clutch Fluid Level

Big savings and reduction to environmental impact at the same time.

Why wait?

KEY INVESTMENT HIGHLIGHTS




ig
INTERNATIONAL
GREEN INDUSTRY
HALL OF FAME
2019-20 INDUCTEE
LIGHTNING MOTORCYCLES

- One of the world's fastest productions of electric motorcycles (land speed record: 215.960 mph, top speed of 218.637 mph).
- Rapidly growing market
- Tech-forward sales and service model (combining tech and local existing dealership) to build world-class user experience
- Disruptive capabilities in several key technologies
- Product roadmap covers a broad spectrum of products

MARKET



From Asia To Europe
To America

600 million motorized two wheelers in the world today and growing*

These are mostly gasoline powered, and have an average life expectancy of 10 years.

Global electric motorcycles industry exceeded 10 million unit annual sales in 2021, an 81% increase over the pre-pandemic 2019.

*Riders Share

Electric adoption worldwide

Most countries in the world have a government policy to electrify transportation. Two-wheelers are already driving the EV transition. The inherent efficiency and affordability of small, two-wheeled EVs mean they could play a vital role in speeding it along.

The growth of Electric Cars paves the way:
- Improving battery technology may increase range and reduce cost.
- Charging infrastructure is becoming ubiquitous. As of November 2022, there are just over 2.3 million charging stations worldwide. The number is expected to surpass 16.83 million by the end of 2028.
- In the USA, there are 49,992 public charging stations installed nationwide.

Increasing strong public awareness and support of environmental issues increases EV adoption.


ALBERTA
SASKATCHEWAN
MANITOBA
QUÉBEC
ONTARIO
Mexico
Cuba
49,922
station locations
129,714
EVSE ports
Filters chosen:
United States
Electric
Access: Public

Who could rule this $100B market?

No obvious leader today... *Why not Lightning?*


HONDA

"Keeping up with the best Kawasaki has to offer is a monumental step forward for electric motorcycles...What the electric motorcycle industry needs is more emotion. It needs things that leave you at loss for words."

Zack Court
Motorcycleistonline.com

BUSINESS MODEL


You have my FULL attention!
We believe this will be a game changer!


LIGHTNING
MOTORCYCLES
PROJECTED MARKET SIZE
New product for the mass
Spark
The Intercity Commuter
-Strike-
The Electric Sportbike
LS-218
The Record-Breaking Luxury
500 units/year
60k units/year
250k units/year

Lightning's business model aims to build a valuable brand, competitive product price and best customer experience to be a consumer choice motorcycle.

- Introduce high performance product lines to build the brand
- Start mass production for the Strike and Spark product lines to create volume and potentially drive profitability
- Direct-to-consumer through Lightning Experience Center
- Fast product Time-to-Market using Lightning's modular platform

PRESS


MOTO
CLEAN GREEN CONTENDER
FAST AS LIGHTNING
EV WORLD
SOLAR WINS!

- **Web Bike World**
  Popular American Motorcycle Brands
  135 Miles in 10 Minutes: New Battery Project to Render Insane Charging Speeds
- **MSN**
  The 5 fastest motorcycles in the world

› **Hot Cars**
These Are The Features That Make The Lightning Strike Motorcycle So Galvanizing

MANAGEMENT TEAM



Richard Hatfield
Founder and CEO

- Multiple Design Patents
- Innovated modular technology architecture for electric motorcycle
- Deep knowledge in battery technologies and pack design
- Successful previous business $200M portfolio
- Founded Lightning Motors in 2009
- Lifelong motorcycle rider / car racer with a passion for tech
- 1988 to 2009: Amateur car race driver
- Winner: Western Endurance Racing Championship 2006, 2007
- 1997: Recruited to e-Porsche team. This was where the fascination for EVs began



Jojo Hatfield (Wan Chang)
Co-Founder and COO

- 10+ years Supply Chain and Operation experience
- Software Entrepreneur and funded a SAS start-up company
- MS in Computer Science UCSB, MBA Purdue
- Joined Lightning Motors in 2011



Richard Keller
Head of Electrical Engineering

Prior to joining Lightning, Richard was president of A consultancy firm focusing on switching power supply design for more than 50 companies in silicon valley over a 20 year period. Previously Richard held technical engineering positions at Power Integrations, Wyze, ROLM, Modular Devices, Boschert, Ford Aerospace and Perkin Elmer. Richard has a Masters Degree in Electrical Engineering from the University of Santa Clara and a Bachelor's degree from California Polytechnic University, Pomona.



Guido Seibt
Head of Software Engineering

Guido joined Lightning Motorcycle after building Apple's consumer email process. He oversaw the development of several data centers, leading to the inception of self-healing platforms. Guido's teams architected and implemented advanced monitoring systems, vastly improving uptime and reducing operational cost. Guido also integrated SAP material management and production modules for various companies. Guido holds a MS in Computer Science from Technical University Berlin, Germany.



Dave Swock
Head of Sales

Previously Remy International North American Sales Manager, Hybrid Business. 35 years Sales experience in multiple industries. Led Remy's effort to develop automotive, specialty vehicle and motorcycle markets for advanced electric motors. Exceptional business developer with high level contacts in the advanced electrification market.

ADVISORS



James Cullen

Advisor

Founder and CEO of JSI logistics. Grow JSI from start-up to international business, with 2800 employees worldwide. Investor of several high-tech companies. Veteran US Navy Vietnam holds a BA from University, San Francisco International business. My hobby has been and remains Vintage car racing.



ZZ Zimmerman

Advisor

Born and raised in the heart of Silicon Valley, Zz has been developing software full time since he was a teenager. Starting his career at Intel at 19 he learned engineering on the job and built a track record as a fix/build-the-whatever software engineer. Since then he has worked at many of the major companies including Apple, Microsoft and Netflix, with stops at many startups along the way (most notably Danger, Afero and Lightning Motors). He has developed code from the smallest embedded devices up to highly scalable servers in the cloud. Although his motto is "if you can't fix it by typing, I'm not interested" he's not afraid to pick up a soldering iron when needed.



Rob W. Thull

Advisor

Rob Thull is Managing Director and founder of Pacific Edge Capital, LLC. Pacific Edge Capital primarily invests in companies that lease heavy duty freight transportation equipment. Pacific Edge provides advisory services to private equity firms acquiring companies in the transportation equipment leasing industry. Rob is a Board Member and part owner of Star Leasing, Inc; an Ohio based trailer leasing company with a fleet of over 20,000 highway trailers. He is also an advisor to Lightning Motorcycles. Rob is also a Member of the United States Chamber of Commerce Foundation Board.

In 1996 Rob founded Milestone Equipment Holdings. With his management team and the help of private equity partners, Milestone became second largest highway and intermodal trailer lessor in North America with over 80,000 leased assets and 100 employees in 30 branch locations.

As Group Marketing Manager for Southern Pacific Railroad, Rob and his team developed and successfully implemented the Nation's "pilot project" for railroad industry deregulation that involved transcontinental shipment of fresh fruits and vegetables. This experiment was authorized by the Interstate Commerce Commission and its success facilitated broader deregulation of the railroad industry.

Rob earned his bachelor's degree in business administration from Michigan State University.

USE OF PROCEEDS

If the offering's maximum amount of $4,999,991 is raised:

Use	Value	% of Proceeds
Upscaling Production and Inventory	$2,000,000	40.0%
Compensation (Expand Team)	$1,250,000	25.0%
Toolings	$1,000,000	20.0%
Sales & Marketing	$450,000	9.0%
Professional Services	$54,992	1.1%
Intermediary fees	$245,000	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Lightning Motors Corporation, doing business as Lightning Motorcycle. This offering must raise at least $10,000 by May 26, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Lightning Motorcycle may issue additional securities to raise up to $4,999,991, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,593,643 shares
× $10.56 per share

$80,188,870 implied valuation

FINANCIALS

Lightning Motorcycle's official name is Lightning Motors Corporation, so that's the name that appears in the statements below.

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 16, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Apr 21, 2023 • Lightning's innovative EV technologies solve 4...

Mar 16, 2023 • Primary offering of 473,484 shares at $10.56

Mar 16, 2023 • Filed Form C

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